EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of NGL Energy Partners LP (the “Partnership”) on Form 10-K for the fiscal year ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, H. Michael Krimbill, Chief Executive Officer of NGL Energy Holdings LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to my knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

Dated: June 29, 2011	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer of
NGL Energy Holdings LLC, the
general partner of the Partnership

This certification is being furnished solely pursuant to Section 906 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.